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                                 [CONCORD LOGO]




CONTACT:                   OR               LENSE' INVESTOR RELATIONS COUNSEL:
CONCORD CAMERA CORP.                        THE EQUITY GROUP INC.
HARLAN PRESS                                ROBERT GOLDSTEIN  (212) 371-8660
VICE PRESIDENT AND TREASURER                DEVIN SULLIVAN    (212) 836-9608
(954) 331-4200


                              FOR IMMEDIATE RELEASE
           CONCORD CAMERA CORP. ANNOUNCES NOTICE FROM NASDAQ REGARDING
                              POTENTIAL DELISTING

HOLLYWOOD, FLORIDA - MARCH 3, 2005 - CONCORD CAMERA CORP. ("CONCORD" OR "COMPANY") (NASDAQ: LENSE) announced today that on February 25, 2005, the Company received a notice from the Nasdaq Listing Qualifications staff (the "staff") indicating that because The Nasdaq Stock Market ("Nasdaq") had not received Concord's Form 10-Q for the second quarter of Fiscal 2005 which ended January 1, 2005 ("Second Quarter 10-Q"), which was due on February 10, 2005, Concord is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). Consistent with prior communication to and from Nasdaq the Company intends to file its Second Quarter 10-Q on or before March 31, 2005.

As previously announced, in November 2004, the staff notified the Company of a determination to delist the Company's securities as a result of its failure to timely file its Form 10-Q for the first quarter of Fiscal 2005 ("First Quarter 10-Q"). The Company appealed the determination and requested an exception to regain compliance with the Nasdaq listing standards.

In connection with the appeal, the Company advised Nasdaq that it expected to file its First Quarter 10-Q on or before February 14, 2005 and its Second Quarter 10-Q on or before March 31, 2005. As previously announced, Nasdaq granted the Company's request for an exception and for continued listing on The Nasdaq National Market, subject to (a) the Company disclosing preliminary unaudited financial results for First Quarter Fiscal 2005 on or before February 15, 2005; (b) the Company filing its First Quarter 10-Q on or before February 18, 2005; and (c) the Company filing its Second Quarter 10-Q on or before March 31, 2005. The Company met the first two requirements and currently anticipates filing the Second Quarter 10-Q on or before March 31, 2005.

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ABOUT CONCORD CAMERA CORP.

Concord Camera Corp., through its subsidiaries, is a global producer of popularly priced, digital, 35mm traditional and single use cameras. Concord markets its cameras under the trademarks POLAROID, CONCORD, CONCORD EYE Q and JENOPTIK. Concord sells and markets its camera products worldwide through direct sales offices in the United States, Canada, Germany, Hong Kong, the Peoples Republic of China, the United Kingdom, Japan and France and through independent sales agents. The Polaroid trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. CONCORD and CONCORD EYE Q are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries. The JENOPTIK trademark is owned by Jenoptik AG and is used by Concord under license from Jenoptik AG. Learn more about Concord Camera Corp. at www.concord-camera.com.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including the statements regarding our ability to meet expected filing dates for our periodic reports, the outcome of the review of our pending appeal with Nasdaq and our ability to meet all Nasdaq requirements, our ability to meet customer demands and fulfill customer service obligations, anticipated or expected results of the implementation of our strategic plan, including the restructuring plan, cost-reductions initiatives and anticipated financial benefits of significantly reducing our reliance on internally designed and manufactured digital cameras and increasing the design and co-development of digital cameras with contract manufacturers, involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" and disclosures in the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 2004 and subsequently filed reports including the First Quarter 10-Q. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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